UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

Strategic Hotels & Resorts, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32223 (Commission File Number)	33-1082757 (IRS Employer Identification No.)

200 West Madison Street, Suite 1700
Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.
On November 18, 2014, Strategic Hotels & Resorts, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 announcing the Acquisition (as defined below). The press release is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.
The information in Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.
Item 8.01    Other Events.
On November 18, 2014, the Company announced that it entered into an agreement (the “Agreement”) to acquire the Four Seasons Resort Scottsdale at Troon North for $140 million, which includes 13.8 acres of developable land zoned for an additional 88 hotels keys and potential residential usage (the “Acquisition”). Pursuant to the Agreement, the Company deposited a non-refundable $10.0 million earnest money deposit, which is subject to loss if the Acquisition is not consummated as a result of the Company’s default under the Agreement. The Acquisition, which is expected to close during the fourth quarter of 2014, remains subject to customary due diligence, closing conditions and working capital adjustments.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Press release dated November 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

November 18, 2014	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated November 18, 2014